Exhibit 23.7

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm in this Registration Statement on Form S-1 (including any amendments thereto) filed by Vanguard Natural Resources, LLC, as well as in the notes to the financial statements included in such Form S-1 and to the audit cashflows dated February 26, 2007 and effective as of December 31, 2005.

We further consent to the reference to our firm as experts in this Form S-1, including the prospectus included in this Form S-1.

By:
Charles M. Boyer II, P.G.
Operations Manager
Pittsburgh Consulting Services

Pittsburgh, Pennsylvania

October 9, 2007